                                                                    EXHIBIT 10.3

                             AMENDED AND RESTATED
                      SPRINT TRADEMARK LICENSE AGREEMENT


                         dated as of January 31, 1996


                                by and between


                      SPRINT COMMUNICATIONS COMPANY, L.P.

                                      and

                                 MAJORCO, L.P.

                               TABLE OF CONTENTS


ARTICLE 1  DEFINITIONS....................................................... 2

     Section 1.1.   Certain Definitions...................................... 2
     Section 1.2.   Terms Generally.......................................... 5

ARTICLE 2  GRANT OF TRADEMARK RIGHTS; EXCLUSIVITY............................ 5

     Section 2.1.   License.................................................. 5
     Section 2.2.   Exclusivity.............................................. 6

ARTICLE 3  QUALITY STANDARDS; MAINTENANCE.................................... 7

     Section 3.1.   Maintenance of Quality................................... 7
     Section 3.2.   Rights of Inspection..................................... 9
     Section 3.3.   Marking; Compliance with Trademark Laws.................. 9
     Section 3.4.   Other Use Restrictions................................... 9

ARTICLE 4  CONFIDENTIAL INFORMATION.......................................... 9

     Section 4.1.   Maintenance of Confidentiality........................... 9
     Section 4.2.   Permitted Disclosures....................................10
     Section 4.3.   Financial Institutions...................................10
     Section 4.4.   Procedures...............................................11
     Section 4.5.   Survival.................................................11

ARTICLE 5  REPRESENTATIONS, WARRANTIES AND
     COVENANTS OF LICENSEE...................................................11

     Section 5.1.   LICENSOR's Ownership.....................................11
     Section 5.2.   No Challenge by LICENSEE.................................12

ARTICLE 6  LICENSOR'S REPRESENTATIONS, WARRANTIES
     AND COVENANTS...........................................................12

     Section 6.1.   Title to the Licensed Mark...............................12
     Section 6.2.   Other Licensees..........................................12
     Section 6.3.   Abandonment..............................................13

ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES....................13

     Section 7.1.   Representations and Warranties...........................13
     Section 7.2.   Survival.................................................14

ARTICLE 8  PROSECUTION OF INFRINGEMENT CLAIMS................................14

     Section 8.1.   Notice and Prosecution of Infringement...................14
     Section 8.2.   Other Infringement Actions...............................15
     Section 8.3.   Right of LICENSOR to Join In LICENSEE's Actions..........15
     Section 8.4.   LICENSOR Right to Institute Infringement Actions.........15

ARTICLE 9  LICENSEE DEFENSE AND INDEMNIFICATION OF LICENSOR..................16

     Section 9.1.   Indemnification..........................................16
     Section 9.2.   Control of Litigation....................................16
     Section 9.3.   Taxes....................................................18

ARTICLE 10  OBLIGATIONS/SETOFF...............................................19

     Section 10.1.  Obligations/Setoff.......................................19

ARTICLE 11  LIMITATIONS ON USE OF LICENSED MARK..............................19

     Section 11.1.  Restrictions on Use......................................19
     Section 11.2.  Adherence to Trademark Usage Guidelines..................19
     Section 11.3.  Use of Similar Trademarks................................20
     Section 11.4.  Services of Public Figures...............................20

ARTICLE 12  CONTROL OF BRAND IMAGE...........................................20

     Section 12.1.  Exclusive Use of Licensed Mark...........................20
     Section 12.2.  Consistency With Brand Image and Principles..............20
     Section 12.3.  Management of Brand Image................................20
     Section 12.4.  Advertising Agencies; Promotions.........................21
     Section 12.5.  Ownership of Advertising Materials.......................21

ARTICLE 13  RELATIONSHIP OF PARTIES..........................................22

     Section 13.1.  Relationship of Parties..................................22

ARTICLE 14  TERM; TERMINATION; EFFECTS OF TERMINATION........................22

     Section 14.1.  Term.....................................................22
     Section 14.2.  Events of Termination....................................22
     Section 14.3.  LICENSOR'S Right to Terminate Upon Event of Termination..23
     Section 14.4.  LICENSEE'S Right to Terminate............................23
     Section 14.5.  Right to Terminate upon Transfer of LICENSOR's
                     Interest in LICENSEE....................................24
     Section 14.6.Effects of Termination.....................................24

ARTICLE 15  ASSIGNMENT; SUBLICENSING.........................................24

     Section 15.1.  LICENSEE Right to Assign.................................24
     Section 15.2.  LICENSOR Right to Assign the Licensed Mark...............24
     Section 15.3.  Licenses to Additional Licensees.........................25

ARTICLE 16  MISCELLANEOUS....................................................25

     Section 16.1.  Notices..................................................25
     Section 16.2.  Binding Effect...........................................26
     Section 16.3.  Construction.............................................26
     Section 16.4.  Time.....................................................26
     Section 16.5.  Table of Contents; Headings..............................26
     Section 16.6.  Severability.............................................26
     Section 16.7.  Further Action...........................................26
     Section 16.8.  Governing Law............................................26
     Section 16.9.  Counterpart Execution....................................27
     Section 16.11. Entire Agreement.........................................27
     Section 16.12. Limitation on Rights of Others...........................27
     Section 16.13. Waivers; Remedies........................................27
     Section 16.14. Jurisdiction; Consent to Service of Process..............27
     Section 16.15. Waiver of Jury Trial.....................................28
     Section 16.16. Consents.................................................28

     AMENDED AND RESTATED SPRINT TRADEMARK LICENSE AGREEMENT



     THIS AGREEMENT, made as of the 31st day of January, 1996, by and between Sprint Communications Company, L.P., a limited partnership organized under the laws of the State of Delaware, as licensor ("LICENSOR"), and MajorCo, L.P., a limited partnership organized under the laws of the State of Delaware, as licensee ("LICENSEE");


                             W I T N E S S E T H:


     WHEREAS, LICENSOR is the registered owner of the U.S. trademark "Sprint", together with related "Diamond" logo, and the goodwill of the business symbolized thereby;

     WHEREAS, pursuant to that certain Sprint Trademark License Agreement (the "Original License Agreement"), dated as of the 28th day of March, 1995, by and between LICENSOR and Sprint Spectrum, L.P., a limited partnership organized under the laws of the State of Delaware ("Sprint Spectrum"), LICENSOR granted to Sprint Spectrum certain rights to use the Licensed Mark (as defined below) in connection with the marketing, promotion, advertisement, distribution, lease and sale of the Authorized Products and Services and Premium and Promotional Items (as such terms are defined below, subject to the terms and conditions set forth in this Agreement);

     WHEREAS, pursuant to that certain Assignment and Acceptance Agreement, dated as of the 28th day of March, 1995, by and between Sprint Spectrum and LICENSEE, Sprint Spectrum assigned all of its rights and obligations under the Original License Agreement to LICENSEE, and LICENSEE assumed all of the obligations of Sprint Spectrum under the Original License Agreement; and

     WHEREAS, the Parties desire to amend and restate the Original License Agreement to modify the definition of Authorized Products and Services and certain other provisions therein;

     NOW, THEREFORE, the Parties, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, do hereby agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

          Section 1.1.   Certain Definitions.  Capitalized terms and phrases
                         -------------------
used in this Agreement shall have the following meanings:

          "Additional Licensee" has the meaning specified in Section 15.3.
           -------------------

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agreement" means this Amended and Restated Sprint Trademark License
           ---------
Agreement, including all Exhibits hereto, as amended from time to time.

          "Authorized Products and Services" shall consist of the Wireless
           --------------------------------
Exclusive Services and Non-Exclusive Services; provided, however, that Authorized Products and Services shall in no event include any products or services that constitute, or the marketing, promotion, advertisement, distribution, lease or sale of which would constitute, an Excluded Business.

          "Bankruptcy" has the meaning set forth in Section 14.2(a).
           ----------

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to be closed in the State of New York.

          "Confidential Information" has the meaning set forth in Section 4.1.
           ------------------------

          "Controlled Affiliate" of any Person means the Parent of such Person
           --------------------
and each Subsidiary of such Parent. As used in Section 2.2 and Article 4, the term "Controlled Affiliate" shall also include any Affiliate of a Person that such Person or its Parent can directly or indirectly unilaterally cause to take or refrain from taking any of the actions required, prohibited or otherwise restricted by such Section, whether through ownership of voting securities, contractually or otherwise.

          "Designated Vendor" means a vendor authorized by LICENSOR to
           -----------------
manufacture Related Equipment under the Licensed Mark (as contemplated in Section 2.1(b)) or to manufacture Premium and Promotional Items under the Licensed Mark (as contemplated in Section 2.1(c)).

          "Event of Termination" has the meaning set forth in Section 14.2.
           --------------------

          "Excluded Business" has the meaning set forth in Exhibit A.
           -----------------                               ---------

          "Involuntary Bankruptcy" has the meaning set forth in Section 14.2(a).
           ----------------------

          "Law" means all laws (statutory or otherwise), ordinances, rules,
           ---
regulations, bylaws, Orders and codes of all governmental and regulatory authorities, whether United States Federal, state or local, which are applicable to the Authorized Products and Services.

          "Licensed Mark" means the trademark "SPRINT" and the "DIAMOND" logo
           -------------
used in association therewith.

          "LICENSEE" means MajorCo, L.P. (and its Controlled Affiliates) and any
           --------
Permitted Assignee.

          "LICENSOR" has the meaning set forth in the Preamble.
           --------

          "Loss" means any and all damage, loss, liability, claim, out-of-pocket
           ----
cost and expense, including reasonable expenses of investigation and reasonable attorneys' fees and expenses, but excluding consequential or special damages.

          "MajorCo Partnership Agreement" means that certain Amended and
           -----------------------------
Restated Agreement of Limited Partnership of MajorCo, dated as of January ___, 1996, among Sprint Spectrum, L.P., TCI Network Services, Comcast Telephony Services and Cox Telephony Partnership, as the same shall be amended or restated from time to time.

          "Marketing Agreement" means that certain Marketing Agreement, to be
           -------------------
entered into after the date hereof in accordance with the provisions of Section
8.3 of the MajorCo Partnership Agreement.

          "Marketing Communications Guidelines" has the meaning set forth in
           -----------------------------------
Section 12.3.

          "Non-Exclusive Services" has the meaning set forth in Exhibit A.
           ----------------------

          "Order" means any order, writ, injunction, decree, judgment, award or
           -----
determination of any court or governmental or regulatory authority.

          "Parent", with respect to any Person, means the ultimate parent entity
           ------
(as determined in accordance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder) of such Person; provided, that if such ultimate parent entity is an individual, the Parent shall be the highest entity in the ownership chain from the ultimate parent entity to and including such Person which is not an individual.

          "Parties" means LICENSOR and LICENSEE, and "Party" shall mean LICENSOR
           -------                                    -----
or LICENSEE, as the context may require.

          "Permitted Assignee" means any assignee of the rights and obligations
           ------------------
of LICENSEE hereunder pursuant to an assignment consented to in writing by LICENSOR, in its sole discretion, in accordance with Section 15.1, or any subsequent permitted assignee of any such permitted assignee.

          "Person" means any individual, partnership, corporation, trust or
           ------
other entity.

          "Premium and Promotional Items" means all items, including clothing,
           -----------------------------
memorabilia and novelties, used to display the Licensed Mark for the purpose of promoting the awareness, sale or image of the Authorized Products and Services; provided, however, that Premium and Promotional Items shall not include marketing and advertising materials prepared by LICENSEE which are subject to the Marketing Communications Guidelines described in Section 12.3 (e.g., printed materials such as bill stuffers, brochures and similar materials).

          "Quality Standards" has the meaning set forth in Section 3.1(a).
           -----------------

          "Related Equipment" means customer-controlled equipment for use in
           -----------------
connection with the Authorized Products and Services including telephones, wireless handsets and related accessories, PCMCIA cards, "smart" cards, PDA's, PBX's, set-top boxes and data terminals.

          "Subsidiary" of any Person as of any relevant date means a
           ----------
corporation, company or other entity (i) more than fifty percent (50%) of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than fifty percent (50%) of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

          "Territory" means the United States of America and its territories and
           ---------
possessions, other than Puerto Rico.

          "Trademark Usage Guidelines" means the rules governing the depiction
           --------------------------
and presentation of the Licensed Mark then generally in use by LICENSOR, to be furnished by LICENSOR to LICENSEE (as the same may be amended and updated from time to time by LICENSOR).

          "Voluntary Bankruptcy" has the meaning set forth in Section 14.2(a).
           --------------------

          "Wireless Affiliate" means any Person which intends to become an
           ------------------
affiliate of WirelessCo's (or its successor's) wireless telecommunications network by entering into an affiliation agreement with WirelessCo (or its successor) or a Subsidiary thereof and offering Authorized Products and Services under the Licensed Mark as part of such wireless telecommunications network.

          "Wireless Exclusive Services" has the meaning set forth in Exhibit A.
           ---------------------------                               ---------

          "WirelessCo" means WirelessCo, L.P., the Delaware limited partnership
           ----------
formed by the partners thereof pursuant to that certain Agreement of Limited Partnership dated as of October 24, 1994, as amended and restated as of March 28, 1995, to cause WirelessCo to become a Subsidiary of MajorCo.

          Section 1.2.   Terms Generally.
                         ---------------

          The definitions in Section 1.1 and those contained elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein," "hereof" and "hereunder" and words of similar import refer to this Agreement (including any Exhibit hereto) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections and Exhibits shall be deemed references to Articles and Sections of, and Exhibits to, this Agreement unless the context shall otherwise require. Unless the context shall otherwise require, any references to any agreement or other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.

                                   ARTICLE 2
                    GRANT OF TRADEMARK RIGHTS; EXCLUSIVELY

          Section 2.1.   License.
                         -------

          (a) Grant of License. Subject to the terms and conditions hereof,
              ----------------
LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts from LICENSOR, for the term of this Agreement, a non-transferable, royalty-free license to use the Licensed Mark solely for and in connection with the marketing, promotion, advertisement, distribution, lease or sale of Authorized Products and Services and Premium and Promotional Items in the Territory.

          (b) Related Equipment. The rights granted hereunder to LICENSEE shall
              -----------------
not include the right to manufacture equipment under the Licensed Mark. However, subject to the terms and conditions hereof, LICENSOR hereby grants to LICENSEE, and LICENSEE hereby accepts from LICENSOR, for the term of this Agreement, a non-transferable, royalty-free license to market, promote, advertise, distribute and resell and lease Related Equipment (including Related Equipment bearing the Licensed Mark that has been manufactured by vendors authorized by LICENSOR for such purpose) in connection with the marketing, promotion, advertisement, distribution, lease or sale by LICENSEE of Authorized Products and Services, and to furnish services relating to such Related Equipment (including installation, repair and maintenance of Related Equipment), under the Licensed Mark. LICENSOR shall, at the request of LICENSEE, authorize, pursuant to a separate license, Designated Vendors designated by LICENSEE to manufacture Related Equipment under the Licensed Mark for resale or lease by LICENSEE, provided that the vendor meets the applicable quality standards established by LICENSOR for the manufacture of such equipment.

          (c) Premium and Promotional Items. LICENSOR shall, at the request of
              -----------------------------
LICENSEE, authorize, pursuant to a separate license, Designated Vendors designated by LICENSEE to manufacture Premium and Promotional Items under the Licensed Mark, provided that the vendor meets the applicable quality standards established by LICENSOR for the manufacture of such items.

          Section 2.2.   Exclusivity.  The rights granted as contemplated in
                         -----------
Section 2.1 above shall be exclusive with respect to Wireless Exclusive Services and non-exclusive with respect to Non-Exclusive Services; provided that LICENSOR shall retain the right to use (and to authorize Affiliates of LICENSOR and third parties to use) the Licensed Mark for any and all purposes, including without limitation, the marketing, promotion, advertisement, distribution, lease and sale of any and all products and services and in connection with the manufacture, marketing, promotion, advertisement, distribution, lease and sale of equipment (including Related Equipment), subject to the obligations of LICENSOR and its Controlled Affiliates under Section 6 of the MajorCo Partnership Agreement. It is understood and agreed that under the foregoing provisions, LICENSOR will not be entitled to authorize any other Person to use the Licensed Mark in connection with a Competitive Activity (as defined in Section 6 of the MajorCo Partnership Agreement), except that (i) LICENSOR shall be entitled to authorize Sprint Parent (as defined in the MajorCo Partnership Agreement) and its Controlled Affiliates to use the Licensed Mark in connection with any Competitive Activities to the limited extent that Sprint Parent (and its Controlled Affiliates) are permitted to engage in such Competitive Activities under Section 6 of the MajorCo Partnership Agreement (but only for so long as such Person remains a Controlled Affiliate of Sprint Parent), and (ii) if Sprint Parent or any of its Controlled Affiliates transfers its interest, directly or indirectly, in any Person engaged in a Competitive Activity (or the related assets held by such Person) in which Sprint Parent or its Controlled Affiliates is permitted to engage under Section 6 of the MajorCo Partnership Agreement (the "Transferred Business") to any Person other than Sprint Parent or a Controlled Affiliate of Sprint Parent (the "Transferee"), then LICENSOR shall be entitled to authorize such Transferee and its

Controlled Affiliates to use the Licensed Mark in connection with such Transferred Business for a period not to exceed one (1) year from the closing of such transfer.


                                   ARTICLE 3
                        QUALITY STANDARDS; MAINTENANCE

          Section 3.1.   Maintenance of Quality.
                         ----------------------

          (a) Adherence to Quality Standards. In the course of marketing,
              ------------------------------
promoting, advertising, distributing, leasing and selling Authorized Products and Services and Premium and Promotional Items under the Licensed Mark, LICENSEE shall maintain and adhere to standards of quality and specifications that conform to or exceed those quality standards and technical and operational specifications adopted and/or amended in the manner provided below ("Quality Standards") and those imposed by Law. Such Quality Standards are designed to ensure that the quality of the Authorized Products and Services and Premium and Promotional Items marketed, promoted, advertised, distributed, leased and sold under the Licensed Mark is consistent with the high reputation of the Licensed Mark and in conformity with applicable Laws.

          (b) Establishment of Quality Standards. The Parties acknowledge that
              ----------------------------------
the initial Quality Standards for the Authorized Products and Services and Premium and Promotional Items will be proposed by LICENSOR as soon as practicable after the date hereof. The Quality Standards shall (i) be consistent with the reputation for quality associated with the Licensed Mark and (ii) be commensurate with a high level of quality (taking into account LICENSEE'S fundamental underlying technology and standards), consistent with the level of quality being offered in the market for products and services of the same kind as the Authorized Products and Services. In the event that LICENSEE has not responded pursuant to Section 3.1(d) to the initial Quality Standards proposed by LICENSOR as contemplated in the first sentence of this Section 3.1(b), within thirty (30) days following receipt of such initial proposed Quality Standards by LICENSEE, such initial proposed Quality Standards will be deemed adopted and shall be the initial Quality Standards for purposes hereof. It is further understood and agreed that the Quality Standards adopted in accordance with the foregoing provisions will not be more burdensome than any standards for the Authorized Products and Services that are hereafter initially approved by LICENSOR and adopted in accordance with the provisions of the MajorCo Partnership Agreement.

          (c) Changes in Quality Standards. In the event that LICENSOR wishes to
              ----------------------------
change the Quality Standards, it will notify LICENSEE in writing of such proposed amendments, and will afford LICENSEE a reasonable time period in which to adopt such changes as may be required in order for LICENSEE to conform to the amended Quality Standards. If LICENSEE has not responded pursuant to Section 3.1(d) to any proposed amendments to the Quality Standards made by LICENSOR, within thirty (30) days following receipt of notice thereof by LICENSEE, such amendments will be deemed adopted and shall become part of the Quality Standards. It is further understood and agreed that LICENSOR will not propose any changes in the Quality Standards pursuant to the foregoing provisions if such changes would result in amended Quality Standards that would be more burdensome than any standards for the Authorized Products and Services that are hereafter initially approved by LICENSOR and adopted in accordance with the provisions of the MajorCo Partnership Agreement, as the same may thereafter be amended from time to time with the approval of LICENSOR or a Controlled Affiliate of LICENSOR in accordance with the provisions of the MajorCo Partnership Agreement.

     (d)  Resolution of Disputes Concerning Quality Standards.  LICENSEE
          ---------------------------------------------------
may notify LICENSOR in writing within thirty (30) days following receipt of the initial proposed Quality Standards or any proposed amendments to the Quality Standards, as the case may be, that LICENSEE objects to such initial proposed Quality Standards (or proposed amendments thereto) on the grounds that such Quality Standards are inconsistent with the requirements for Quality Standards specified in the second and fourth sentences of Section 3.1(b) and the third sentence of Section 3.1(c), as applicable (a "Notice of Objection"). Each Notice of Objection shall identify with specificity the provisions of the proposed Quality Standards (or amendments thereto) to which LICENSEE objects and the reasons for its objection thereto. In the event that LICENSEE delivers such a Notice of Objection to LICENSOR within the thirty (30) day time period specified above, LICENSOR and LICENSEE will discuss LICENSEE'S objections to the proposed Quality Standards and will attempt to resolve any differences between the Parties as necessary to make the proposed Quality Standards consistent with the requirements for Quality Standards specified in the second and fourth sentences of Section 3.1(b) and the third sentence of Section 3.1(c), as applicable. In the event that the Parties are unable to resolve any remaining differences within thirty (30) days after delivery of the Notice of Objection, then the Parties shall (at the insistence of either of them) refer the matter to their respective chief executive officers for resolution. If the chief executive officers of the Parties fail to resolve this matter within twenty (20) Business Days after it is referred to them, then each party shall prepare a brief (a "Brief"), which includes a summary of each issue, its proposed resolution of each issue and considerations in support of such proposed resolution, not later than ten (10) days following the expiration of the time period for the chief executive officers to resolve such dispute, and such Briefs will be referred to a single arbitrator (to be selected in accordance with the procedures specified in Exhibit B) who is reputable and is a recognized expert in the engineering and technical requirements relating the Authorized Products and Services in question, and such arbitrator will determine (x) whether the Quality Standards proposed by LICENSOR conform to the requirements of the second and fourth sentences of Section 3.1(b) and the third sentence of Section 3.1(c), as applicable, and (y) if such proposed Quality Standards do not so conform, the changes in the proposed Quality Standards that are required in order to cause the proposed Quality Standards to so conform. Any such arbitration proceeding shall be governed in accordance with the procedures specified in Exhibit B
                                                                 ---------
hereto, and the decision of the arbitrator will be binding upon the Parties.

     In the event that LICENSEE proposes to begin offering any new
Authorized Products and Services not contemplated under the Quality Standards then in effect, the Parties will discuss appropriate standards and specifications for such new product or service, and new standards and specifications to become part of the Quality Standards will be established by LICENSOR in accordance with the procedures specified above.

     Section 3.2.   Rights of Inspection.  In order to ensure that the
                    --------------------
Quality Standards are maintained, LICENSOR and its authorized agents and representatives shall have the right, but not the obligation, with prior notice to LICENSEE, to enter upon the premises of any office or facility operated by or for LICENSEE with respect to Authorized Products and Services and Premium and Promotional Items at all reasonable times, to inspect, monitor and test in a reasonable manner facilities and equipment used to furnish Authorized Products and Services and Premium and Promotional Items and, with prior written notice to LICENSEE, to inspect the books and records of LICENSEE in a manner that does not unreasonably interfere with the business and affairs of LICENSEE, all as they relate to compliance with the Quality Standards maintained hereunder.

     Section 3.3.   Marking; Compliance with Trademark Laws.  LICENSEE
                    ---------------------------------------
shall cause the appropriate designation "TM" or the registration symbol "R" to be placed adjacent to the Licensed Mark in connection with the use thereof and to indicate such additional information as LICENSOR shall reasonably specify from time to time concerning the license rights under which LICENSEE uses the Licensed Mark. LICENSEE shall place the following notice on all printed or electronic materials on which the Licensed Mark appears: "SPRINT" is a trademark of Sprint Communications Company, L.P., used under license by [LICENSEE]" or such other notice as LICENSOR may specify from time to time.

     Section 3.4.   Other Use Restrictions.  LICENSEE shall not use the
                    ----------------------
Licensed Mark in any manner that would reflect adversely on the image of quality symbolized by the Licensed Mark.


                                   ARTICLE 4
                           CONFIDENTIAL INFORMATION

     Section 4.1.   Maintenance of Confidentiality.  Each of LICENSOR and
                    ------------------------------
LICENSEE and their respective Controlled Affiliates (each a "Restricted Party"), shall cause their respective officers and directors (in their capacity as such) to, and shall take all reasonable measures to cause their respective employees, attorneys, accountants, consultants and other agents and advisors (collectively, and together with their respective officers and directors, "Agents") to, keep secret and maintain in confidence the terms of this Agreement and all confidential and proprietary information and data of the other Party or its Affiliates disclosed to it (in each case, a "Receiving Party") in connection with the performance of its obligations under this Agreement (the "Confidential Information") and shall not, shall cause their respective officers and directors not to, and shall take all reasonable measures to cause their respective other Agents not to, disclose Confidential Information to any Person other than the Parties, their Controlled Affiliates and their respective Agents that need to know such Confidential Information. Each Party further agrees that it shall not use the Confidential Information for any purpose other than determining and performing its obligations and exercising its rights under this Agreement. Each Party shall take all reasonable measures necessary to prevent any unauthorized disclosure of the Confidential Information by any of their respective Controlled Affiliates or any of their respective Agents. The measures taken by a Restricted Party to protect Confidential Information shall be not deemed unreasonable if the measures taken are at least as strong as the measures taken by the disclosing party to protect such Confidential Information.

     Section 4.2.   Permitted Disclosures.  Nothing herein shall prevent any
                    ---------------------
Restricted Party or its Agents from using, disclosing, or authorizing the disclosure of Confidential Information it receives and which:

            (i) has been published or is in the public domain, or which subsequently comes into the public domain, through no fault of the Receiving Party;

           (ii) prior to receipt hereunder was properly within the legitimate possession of the Receiving Party or, subsequent to receipt hereunder is lawfully received from a third party having rights therein without restriction of the third party's right to disseminate the Confidential Information and without notice of any restriction against its further disclosure;

          (iii) is independently developed by the Receiving Party through Persons who have not had, either directly or indirectly, access to or knowledge of such Confidential Information;

           (iv)  is disclosed to a third party with the written approval of the party originally disclosing such information, provided that such
                                                          --------
     Confidential Information shall cease to be confidential and proprietary information covered by this Agreement only to the extent of the disclosure so consented to;

            (v)  subject to the Receiving Party's compliance with
     Section 4.4 below, is required to be produced under order of a court of competent jurisdiction or other similar requirements of a governmental agency, provided that such Confidential Information to the extent covered
             --------
     by a protective order or its equivalent shall otherwise continue to be Confidential Information required to be held confidential for purposes of this Agreement; or

           (vi)  subject to the Receiving Party's compliance with
     Section 4.4 below, is required to be disclosed by applicable Law or a stock exchange or association on which such Receiving Party's securities
     (or those of its Affiliate) are listed.

     Section 4.3.   Financial Institutions.  Notwithstanding this
                    ----------------------
Article 4, any Party may provide Confidential Information to any financial institution in connection with borrowings from such financial institution by such Party or any of its Controlled Affiliates, so long as prior to any such disclosure such financial institution executes a confidentiality agreement that provides protection substantially equivalent to the protection provided the Parties in this Article 4.

     Section 4.4.  Procedures.  In the event that any Receiving Party
                   ----------
(i) must disclose Confidential Information in order to comply with applicable Law or the requirements of a stock exchange or association on which such Receiving Party's securities or those of its Affiliates are listed or (ii) becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoenas, civil investigative demands or otherwise) to disclose any Confidential Information, the Receiving Party shall provide the disclosing party with prompt written notice so that in the case of clause (i), the disclosing party can work with the Receiving Party to limit the disclosure to the greatest extent possible consistent with legal obligations, or in the case of clause (ii), the disclosing party may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. In the case of clause (ii), (A) if the disclosing party is unable to obtain a protective order or other appropriate remedy, or if the disclosing party so directs, the Receiving Party shall, and shall cause its employees to, exercise all commercially reasonable efforts to obtain a protective order or other appropriate remedy at the disclosing party's reasonable expense, and (B) failing the entry of a protective order or other appropriate remedy or receipt of a waiver hereunder, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by opinion of its counsel is legally required to be furnished and shall exercise all commercially reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded such Confidential Information, it being understood that such reasonable efforts shall be at the cost and expense of the disclosing party whose Confidential Information has been sought.

     Section 4.5.  Survival.  The obligations under this Article 4 shall
                   --------
survive, as to any Party, until two (2) years following the date of termination of this Agreement, and, as to any Controlled Affiliate of a Party, until two (2) years following the earlier to occur of (A) the date that such Person is no longer a Controlled Affiliate of a Party, or (B) the date of the termination of this Agreement; provided that such obligations shall continue indefinitely with respect to any trade secret or similar information which is proprietary to a Party or its Controlled Affiliates and provides such Party or its Controlled Affiliates with an advantage over its competitors.


                                   ARTICLE 5
           REPRESENTATIONS, WARRANTIES AND COVENANTS OF LICENSEE

     Section 5.1.  LICENSOR's Ownership.  LICENSEE acknowledges LICENSOR's
                   --------------------
exclusive right, title and interest in and to the Licensed Mark and acknowledges that nothing herein shall be construed to accord to LICENSEE any rights in the Territory in the Licensed Mark except as expressly provided herein. LICENSEE acknowledges that its use in the Territory of the Licensed Mark shall not create in LICENSEE any right, title or interest in the Territory in the Licensed Mark and that all use in the Territory of the Licensed Mark and the goodwill symbolized by and connected with such use of the Licensed Mark will inure solely to the benefit of LICENSOR.

     Section 5.2.   No Challenge by LICENSEE.  LICENSEE covenants
                    ------------------------
that (i) LICENSEE will not at any time challenge LICENSOR's rights, title or interest in the Licensed Mark (other than to assert the specific rights granted to LICENSEE under this Agreement), (ii) LICENSEE will not do or cause to be done or omit to do anything, the doing, causing or omitting of which would contest or in any way impair or tend to impair the rights of LICENSOR in the Licensed Mark, and (iii) LICENSEE will not represent to any third party that LICENSEE has any ownership or rights in the Territory with respect to the Licensed Mark other than the specific rights conferred by this Agreement.


                                   ARTICLE 6
             LICENSOR'S REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 6.1.  Title to the Licensed Mark.  LICENSOR represents and
                   --------------------------
warrants that:

     (a) LICENSOR has good title to the Licensed Mark and has the right to grant the licenses provided for hereunder in accordance with the terms and conditions hereof, free of any liabilities, charges, liens, pledges, mortgages, restrictions, adverse claims, security interests, rights of others, and encumbrances of any kind (collectively, "Encumbrances"), other than Encumbrances which will not restrict or interfere in any material respect with the exercise by LICENSEE of the rights granted to LICENSEE hereunder.

     (b) There is no claim, action, proceeding or other litigation pending or, to the knowledge of LICENSOR, threatened with respect to LICENSOR's ownership of the Licensed Mark or which, if adversely determined, would restrict or otherwise interfere in any material respect with the exercise by LICENSEE of the rights purported to be granted to LICENSEE hereunder.

     Except as expressly provided above in this Section 6.1, LICENSOR makes no representation or warranty of any kind or nature whether express or implied with respect to the Licensed Mark (including freedom from third party infringement of the Licensed Mark).

     The representations and warranties provided for in this Section 6.1 shall survive the execution and delivery of this Agreement.

     Section 6.2.  Other Licensees.  In the event LICENSOR grants to
                   ---------------
any third party any licenses or rights with respect to the Licensed Mark, LICENSOR shall not, in connection with the grant of any such license or rights, take any action, or suffer any omission that would adversely affect the existence or validity of the Licensed Mark or conflict with the rights granted to LICENSEE hereunder.

     Section 6.3.  Abandonment.  LICENSOR covenants and agrees
                   -----------
that, during the term of this Agreement, it will not abandon the Licensed Mark.


                                   ARTICLE 7
                REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

     Section 7.1.  Representations and Warranties.  Each Party hereby
                   ------------------------------
represents and warrants to the other Party as follows:

     (a)  Due Incorporation or Formation; Authorization of Agreement.
          ----------------------------------------------------------
Such Party is a corporation duly organized or a partnership duly formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its incorporation or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Party is duly licensed or qualified to do business and, if applicable, in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a material adverse effect on its financial condition or its ability to perform its obligations hereunder. Such Party has the corporate or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate or partnership action. Assuming the due execution and delivery by the other Party hereto, this Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, subject as to enforceability to limits imposed by bankruptcy, insolvency or similar laws affecting creditors' rights generally and the availability of equitable remedies.

      (b) No Conflict with Restrictions; No Default. Neither the execution,
          -----------------------------------------
delivery and performance of this Agreement nor the consummation by such Party of the transactions contemplated hereby (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, applicable to such Party or any of its Controlled Affiliates, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the articles of incorporation, bylaws or partnership agreement of such Party or any of its Controlled Affiliates or of any material agreement or instrument to which such Party or any of its Controlled Affiliates is a party or by which such Party or any of its Controlled Affiliates is or may be bound or to which any of its material properties or assets is subject (other than any such conflict, violation, breach or default that has been validly and unconditionally waived),
(iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or instrument to which such Party or any of its Controlled Affiliates is a party or by which such Party or any of its

Controlled Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Party or any of its Controlled Affiliates, which in any such case could reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party or its Parent.

     (c)  Governmental Authorizations.  Any registration, declaration
          ---------------------------
or filing with, or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required to be obtained by such Party in connection with the valid execution, delivery, acceptance and performance by such Party under this Agreement or the consummation by such Party of any transaction contemplated hereby has been completed, made or obtained, as the case may be.

     (d)  Litigation.  There are no actions, suits, proceedings or
          ----------
investigations pending or, to the knowledge of such Party, threatened against or affecting such Party or any of its Controlled Affiliates or any of their properties, assets or businesses in any court or before or by any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator which could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, which if adversely determined could), reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party or its Parent; and such Party or any of its Controlled Affiliates has not received any currently effective notice of any default, and such Party or any of its Controlled Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any court, any governmental department, board, agency or instrumentality, domestic or foreign, or any arbitrator, which default could reasonably be expected to materially impair such Party's ability to perform its obligations under this Agreement or to have a material adverse effect on the consolidated financial condition of such Party or its Parent.

     Section 7.2.  Survival.  The representations and warranties
                   --------
provided for under this Article 7 will survive the execution and delivery of this Agreement.


                                   ARTICLE 8
                      PROSECUTION OF INFRINGEMENT CLAIMS

     Section 8.1.  Notice and Prosecution of Infringement.  LICENSEE
                   --------------------------------------
shall provide LICENSOR with prompt notice of any alleged, actual or threatened infringement of the Licensed Mark within the Territory which relates to the Wireless Exclusive Services of which LICENSEE becomes aware, and LICENSOR shall provide LICENSEE with prompt notice of any alleged, actual or threatened infringement of the Licensed Mark within the Territory which relates to the Wireless Exclusive Services of which LICENSOR becomes aware. LICENSEE shall have the obligation to take action to institute and prosecute any actions for any such infringement (or alleged infringement) which relates to the Wireless Exclusive Services, and otherwise to take appropriate action to protect and preserve the value of LICENSOR's rights in and to the Licensed Mark as relates to the Wireless Exclusive Services. Any recoveries, damages and costs recovered through such proceedings shall belong exclusively to LICENSEE, and LICENSEE shall be solely responsible for all costs and expenses (including attorney fees) of prosecuting such actions. LICENSOR shall provide LICENSEE with all reasonably requested assistance in connection with such proceedings, and LICENSEE shall reimburse LICENSOR's reasonable out-of-pocket costs of providing such assistance. LICENSEE shall keep LICENSOR informed of the status of any such proceeding and supply LICENSOR with any reasonably requested documents regarding such proceeding. LICENSEE shall obtain LICENSOR's approval before entering into any compromise, settlement or stipulation with respect to such proceeding, which approval LICENSOR shall not unreasonably withhold.

     Section 8.2.  Other Infringement Actions.  Notwithstanding
                   --------------------------
Section 8.1 above, each of LICENSOR and LICENSEE agrees that it will cooperate in, and bear its own costs and expenses incurred in connection with, the prosecution of any infringement action which relates to both the Wireless Exclusive Services and other fields of use reserved to LICENSOR (including the Non-Exclusive Services and the Wireless Exclusive Services (to the limited extent permitted by Section 6 of the MajorCo Partnership Agreement)), and the Parties will share any recoveries therefrom in proportion to the relative Loss suffered by LICENSOR and LICENSEE, respectively, as a result of such infringement.

     Section 8.3.  Right of LICENSOR to Join In LICENSEE's Actions. LICENSOR
                   -----------------------------------------------
will have the right to join any action brought by LICENSEE pursuant to Section 8.1, at the expense of LICENSOR, and LICENSOR and LICENSEE will cooperate in the conduct of such action and share any recoveries in proportion to their relative shares of the expenses of the action.

     Section 8.4.  LICENSOR Right to Institute Infringement Actions.
                   ------------------------------------------------
In the event LICENSEE does not take action to institute or prosecute an action as contemplated in the second sentence of Section 8.1 or otherwise prevent the continued infringement of the Licensed Mark, within sixty (60) days of the giving of the notice described in the first sentence of Section 8.1, then LICENSOR shall have the right to take such action (but shall not be obligated to do so), either in its own name or, if necessary, in the name of LICENSEE. LICENSEE shall be solely responsible for all costs and expenses (including attorney fees) of prosecuting such proceeding and LICENSEE shall promptly pay (following receipt of invoices therefor) to LICENSOR the amount of such reasonable costs and expenses as incurred by LICENSOR. Any amounts recovered in connection with such proceeding shall first be used to reimburse LICENSEE for the costs of such action advanced to LICENSOR as required in the preceding sentence, and any remaining amounts shall be divided between LICENSOR and LICENSEE in proportion to the relative Loss suffered by LICENSOR and LICENSEE, respectively, as a result of the infringement.

                                   ARTICLE 9
               LICENSEE DEFENSE AND INDEMNIFICATION OF LICENSOR

     Section 9.1.  Indemnification.  (a) Each Party hereby agrees to
                   ---------------
indemnify the other Party against and agrees to hold it harmless from any Loss incurred or suffered by such other Party arising out of or in connection with:

                (i) the material breach of any representation or warranty made by such Party in this Agreement; and

               (ii) the material breach of any covenant or agreement by such Party contained in this Agreement.

     (b)  In addition to the indemnification provided for in
Section 9.1(a), LICENSEE agrees to indemnify LICENSOR against and hold it harmless from any Loss suffered or incurred by LICENSOR or its Controlled Affiliates by reason of a third party claim arising out of or relating to (i) the use of the Licensed Mark by LICENSEE (or any permitted sublicensee) or by any Additional Licensee; or (ii) the marketing, promotion, advertisement, distribution, lease or sale by LICENSEE (or any permitted sublicensee) or by any Additional Licensee of any Authorized Products and Services, Related Equipment or Premium and Promotional Items under the Licensed Mark pursuant to this Agreement (or pursuant to any license granted by LICENSOR to an Additional Licensee pursuant hereto), including unfair or fraudulent advertising claims, warranty claims and product defect or liability claims, pertaining to the Authorized Products and Services, Related Equipment or Premium and Promotional Items. Notwithstanding the foregoing, LICENSEE will not be required under this paragraph (b) to indemnify any Loss arising out of (A) LICENSEE's compliance with any of the requirements imposed by LICENSOR under the Trademark Usage Guidelines or Marketing Communications Guidelines, (B) a breach by LICENSOR of any of its representations and warranties hereunder, or (C) any infringement of the trademark rights of any third party arising out of the use of the Licensed Mark; provided further that LICENSEE will not be obligated to indemnify under this paragraph (b) any Loss to the extent that such Loss results from the negligence, bad faith or willful misconduct of LICENSOR or any of its Controlled Affiliates.

     (c) In addition to the indemnification provided for in
Section 9.1(a), LICENSOR agrees to indemnify LICENSEE against and hold it harmless from any Loss suffered or incurred by LICENSEE or its Controlled Affiliates by reason of a third party claim arising out of or relating to the use of the Licensed Mark by LICENSOR or any of its Controlled Affiliates; provided that LICENSOR will not be obligated to indemnify any Loss to the extent that such Loss results from the negligence, bad faith or wilfull misconduct of LICENSEE or any of its Controlled Affiliates.

     Section 9.2.  Control of Litigation.  Any Person asserting a
                   ---------------------
right to indemnification under Section 9.1 shall so notify the other Party in writing. If the facts giving rise to such indemnification shall involve any actual or threatened claim or demand by or against a third party, the indemnified Party shall give such notice promptly (but the failure to so notify shall not relieve the indemnifying Party from any liability which it otherwise may have to such indemnified Party hereunder except to the extent the indemnifying Party is actually prejudiced by such failure to notify). The indemnifying Party shall be entitled to control the defense or prosecution of such claim or demand in the name of the indemnified Party, with counsel satisfactory to the indemnified Party, if it notifies the indemnified Party in writing of its intention to do so within twenty (20) days of its receipt of such notice, without prejudice, however, to the right of the indemnified Party to participate therein through counsel of its own choosing, which participation shall be at the indemnified Party's expense unless (i) the indemnified Party shall have been advised by its counsel that use of the same counsel to represent both the indemnifying Party and the indemnified Party would present a conflict of interest (which shall be deemed to include any case where there may be a legal defense or claim available to the indemnified Party which is different from or additional to those available to the indemnifying Party), in which case the indemnifying Party shall not have the right to direct the defense of such action on behalf of the indemnified Party, or (ii) the indemnifying Party shall fail vigorously to defend or prosecute such claim or demand within a reasonable time. Whether or not the indemnifying Party chooses to defend or prosecute such claim, the Parties shall cooperate in the prosecution or defense of such claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith. The indemnifying Party may not control the defense of any claim or demand that involves any material risk of the sale, forfeiture or loss of, or the creation of any lien (other than a judgment lien) on, any material property of the indemnified Party or could entail a risk of criminal liability to the indemnified Party, without the consent of such indemnified Party.

     The indemnified Party shall not settle or permit the settlement of any claim or action for which it is entitled to indemnification without the prior written consent of the indemnifying Party (which shall not be unreasonably withheld), unless the indemnifying Party shall have been entitled to assume the defense thereof pursuant to this Section but failed to do so after the notice and in the manner provided in the preceding paragraph.

     The indemnifying Party may not without the consent of the indemnified Party agree to any settlement (i) that requires such indemnified Party to make any payment that is not indemnified hereunder, (ii) that does not grant a general release to such indemnified Party with respect to the matters underlying such claim or action, or (iii) that involves the sale, forfeiture or loss of, or the creation of any lien on, any material property of such indemnified Party. Nothing contained in this Section 9.2 is intended to authorize the indemnifying Party, in connection with any defense or settlement as to which it has assumed control, to take or refrain from taking, without the consent of the indemnified Party, any action which would reasonably be expected to materially impair the indemnification of such indemnified Party hereunder or would require such indemnified Party to take or refrain from taking any action or to make any public statement, which such indemnified Party reasonably considers to materially adversely affect its interests.

     Upon the request of any indemnified Party, the indemnifying
Party shall use reasonable efforts to keep such indemnified Party reasonably apprised of the status of those aspects of such defense controlled by the indemnifying Party and shall provide such information with respect thereto as such indemnified Party may reasonably request. If the defense is controlled by the indemnified Party, such indemnified Party, upon the request of the indemnifying Party, shall use reasonable efforts to keep the indemnifying Party reasonably apprised of the status of those aspects of such defense controlled by such indemnified Party and shall provide such information with respect thereto as the indemnifying Party may reasonably request.

     Notwithstanding any other provision of this Agreement (including this Section 9.2) to the contrary, it is expressly understood and agreed that:

          (i) If LICENSEE is required or elects to defend any claim, demand, action, suit or proceeding that includes or involves any claim relating to the Licensed Mark or which could affect the Licensed Mark or LICENSOR's rights in and with respect to the Licensed Mark (including any claim that the Licensed Mark infringes the rights of a third party or that the Licensed Mark is invalid or unenforceable in any respect), LICENSOR will have the right, in its sole discretion, but not the obligation, to assume control of and to direct the defense of, that portion of any such claim, action, suit or proceeding relating to the Licensed Mark, at the sole cost and expense of LICENSOR, and to settle such claim, action, suit or proceeding. If LICENSOR does not elect to control the defense of any such claim described in this subparagraph (i), LICENSEE will keep LICENSOR reasonably apprised of the status of such claim and will provide such information with respect thereto as LICENSOR may reasonably request; and

          (ii) LICENSEE will not, without the prior written consent of LICENSOR (in its sole discretion), settle or compromise, or permit the settlement or compromise of, any claim, demand, action, suit or proceeding relating to the Licensed Mark or which could affect the Licensed Mark or LICENSOR's rights in and with respect to the Licensed Mark (including any claim that the Licensed Mark infringes the rights of a third party or that the Licensed Mark is invalid or unenforceable in any respect); provided, that nothing in this subparagraph (ii) is intended to prevent LICENSEE from settling or compromising a claim, demand, action, suit or proceeding brought by LICENSEE against a third party infringer of the Licensed Mark in accordance with Section
               8.1 if such settlement or compromise would not adversely affect the Licensed Mark or LICENSOR's rights in and with respect to the Licensed Mark.

      Section 9.3.  Taxes.  LICENSEE shall be responsible for, and
                    -----
shall pay, all federal, state, county, municipal, or other fees and taxes of whatever nature, including but not limited to sales, use and gross receipts, and taxes, penalties and additions to tax and interest thereon, which are incurred as the result of the license granted pursuant hereto or the exercise by LICENSEE of the rights granted hereunder, excepting only taxes based on or measured by the net income of LICENSOR.


                                  ARTICLE 10
                              OBLIGATIONS/SETOFF

     Section 10.1.  Obligations/Setoff.  The obligations of the Parties
                    ------------------
as set forth in this Agreement shall be unconditional and irrevocable, and shall not be subject to any defense or be released, discharged or otherwise affected by any matter, including impossibility, illegality, impracticality, frustration of purpose, force majeure, act of government, the bankruptcy or insolvency of any Party hereto, and the obligations of each Party shall not be subject to any right of setoff or recoupment which such Party may now or hereafter have against the other Party.


                                  ARTICLE 11
                      LIMITATIONS OF USE OF LICENSED MARK

     Section 11.1.  Restrictions on Use.  LICENSEE shall not be
                    -------------------
permitted to make any use of the Licensed Mark in connection with products or services other than the Authorized Products and Services, and as specifically authorized in Sections 2.1(b) and (c) above with respect to Related Equipment and Premium and Promotional Items.

     Section 11.2.  Adherence to Trademark Usage Guidelines.  LICENSEE
                    ---------------------------------------
shall comply with and adhere to Trademark Usage Guidelines for the depiction or presentation of the Licensed Mark, as furnished by LICENSOR. LICENSEE will have the right to display and promote the Licensed Mark with any other trademark or service mark owned or licensed by LICENSEE, so long as such use is not likely to cause confusion among such marks and is consistent with the Trademark Usage Guidelines. LICENSOR will have the right to review and approve any advertising, marketing or promotional materials to be prepared by LICENSEE which bear the Licensed Mark in order to confirm that the Licensed Mark is being used correctly and in accordance with the Trademark Usage Guidelines, and LICENSEE will, at the request of LICENSOR, furnish samples of such marketing, advertising or promotional materials to LICENSOR. Prior to LICENSEE depicting or presenting the Licensed Mark on any type of marketing, advertising or promotional materials, LICENSEE shall submit samples of such materials to LICENSOR in order to confirm that the materials prepared by LICENSEE which bear the Licensed Mark were prepared in accordance with the Trademark Usage Guidelines. LICENSOR shall have fourteen (14) days from the date LICENSOR receives such materials to approve or object to any such materials submitted to LICENSOR for review. In the event LICENSOR does not object to such materials within such fourteen (14) day period, such materials shall be deemed approved by LICENSOR. Thereafter, LICENSEE shall not be obligated to submit to LICENSOR materials prepared in accordance with the samples previously approved by LICENSOR and the Trademark Usage Guidelines; provided, however, LICENSEE shall, at the reasonable request of LICENSOR, continue to furnish samples of such marketing, advertising and promotional materials to LICENSOR from time to time during the term hereof at the request of LICENSOR.

     Section 11.3.  Use of Similar Trademarks.  LICENSEE shall not
                    -------------------------
use (a) any trademark which is confusingly similar to, or a colorable imitation of, the Licensed Mark or any part thereof, or (b) any word, symbol, character, or set of words, symbols, or characters, which in any language would be identified as the equivalent of the Licensed Mark or which is otherwise confusingly similar to, or a colorable imitation of, the Licensed Mark, whether during the term of this Agreement or at any time following termination of this Agreement. LICENSEE shall not knowingly engage in any conduct which may place the Authorized Products and Services, the Licensed Mark or LICENSOR in a negative light or context.

     Section 11.4.  Services of Public Figures.  LICENSEE shall
                    --------------------------
obtain LICENSOR's prior written approval (which approval will not be unreasonably withheld) before engaging the services of any celebrity or publicly known individual for endorsement of any Authorized Products or Services or Premium or Promotional Items.


                                  ARTICLE 12
                            CONTROL OF BRAND IMAGE

     Section 12.1.  Exclusive Use of Licensed Mark.  The Authorized
                    ------------------------------
Products and Services shall be marketed by LICENSEE solely under the Licensed Mark and, except as otherwise permitted under Sections 6.3(q) and (r) of the MajorCo Partnership Agreement, Authorized Products and Services shall be marketed by Additional Licensees and their respective authorized sub-agents and distributors solely under the Licensed Mark; provided, however, that it is understood and agreed that nothing in this Agreement is intended to preclude the inclusion of the Authorized Products and Services under the Licensed Mark or, under the circumstances permitted in the MajorCo Partnership Agreement, a Permitted Brand (as defined in the MajorCo Partnership Agreement) as part of a package of any products or services offered, promoted or packaged by Licensee or an Additional Licensee or its respective authorized sub-agents or distributors that bears a mark or brand other than the Licensed Mark.

     Section 12.2.  Consistency With Brand Image and Principles.
                    -------------------------------------------
LICENSEE shall use the Licensed Mark in a manner that is consistent with the brand image and principles established by LICENSOR, and mechanics to ensure consistency will be included in the Marketing Agreement.

     Section 12.3.  Management of Brand Image.  LICENSOR shall be
                    -------------------------
responsible for the overall management of the brand image for the Licensed Mark. All advertising, marketing and promotional materials using the Licensed Mark prepared by LICENSEE shall, in addition to the provisions set forth in Section
12.2 above, comply with the Marketing Communications Guidelines (the "Marketing Communications Guidelines") to be furnished by LICENSOR to LICENSEE as such

Marketing Communications Guidelines may be amended and updated by LICENSOR from time to time. Such Marketing Communications Guidelines shall establish reasonable principles to be followed in the development of advertising, marketing and promotional campaigns in order to ensure a consistent and coherent brand image. All advertising, marketing and promotional campaigns conducted by LICENSEE shall be conducted in a manner consistent with the Marketing Communications Guidelines.

     Section 12.4.  Advertising Agencies; Promotions.  LICENSEE and
                    --------------------------------
any Additional Licensee may select its own advertising agencies for development of its advertising and promotional campaigns; provided, however, that all media buys shall be coordinated by LICENSEE with the buying agency of LICENSOR. LICENSEE and LICENSOR shall conduct ongoing reviews of upcoming advertising, marketing and promotional campaigns of each Party and shall use good faith efforts to coordinate their respective campaigns in a manner that will maximize the advertising, marketing and promotional efforts of the Parties and be consistent with the Marketing Communications Guidelines. LICENSEE and any Additional Licensee shall not initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by LICENSOR. Neither LICENSOR nor any of its Controlled Affiliates shall initiate any products or promotions under names which are confusingly similar to any names of national product offerings or promotions by LICENSEE. In addition, LICENSOR will use its commercially reasonable efforts to ensure that no third party licensee under the Licensed Mark initiates any products or promotions in the Territory under names which are confusingly similar to any names of national product offerings or promotions by LICENSEE.

     Section 12.5.  Ownership of Advertising Materials.  All agreements
                    ----------------------------------
entered into by LICENSEE with advertising agencies shall provide that LICENSOR shall own all advertising materials (including concepts, themes, characters and the like) created or developed thereunder to the extent associated with the Licensed Mark; provided, that any such use by LICENSOR of such materials is consistent with the last sentence of Section 12.4 and LICENSOR's obligations under the last sentence of Section 2.2; and provided further, that if LICENSOR uses any such advertising materials in any advertising, marketing or promotional campaigns, LICENSOR shall reimburse LICENSEE for the reasonable, out-of-pocket costs incurred by LICENSEE in connection with the creation or development of the materials used by LICENSOR. Subject to the terms and conditions set forth herein, LICENSEE shall receive a perpetual, non-exclusive, royalty-free license to use such materials in connection with advertising and promotional materials developed by LICENSEE; provided, however, that the rights granted under such perpetual license shall be limited solely to the use of such materials and shall not extend the term of the license with respect to the Licensed Mark provided for hereunder.

                                  ARTICLE 13
                            RELATIONSHIP OF PARTIES

          Section 13.1. Relationship of Parties. It is the express intention of
                        -----------------------
the Parties that LICENSEE is and shall be an independent contractor and no partnership shall exist between LICENSEE and LICENSOR pursuant hereto. This Agreement shall not be construed to make LICENSEE the agent or legal representative of LICENSOR for any purpose whatsoever (except as expressly provided in Articles 8 and 9), and LICENSEE is not granted any right or authority to assume or create any obligations for, on behalf of, or in the name of LICENSOR (except as expressly provided in Articles 8 and 9). LICENSEE agrees, and shall require its permitted sublicensees to agree, not to incur or contract any debt or obligation on behalf of LICENSOR, or commit any act, make any representation, or advertise in any manner that may adversely affect any right of LICENSOR in or with respect to the Licensed Mark or be detrimental to LICENSOR's image.


                                  ARTICLE 14
                   TERM; TERMINATION; EFFECTS OF TERMINATION

          Section 14.1. Term. Unless earlier terminated in accordance with the
                        ----
terms set forth in this Article 14, this Agreement shall continue in full force and effect until, and shall automatically terminate upon, the occurrence of a Liquidating Event within the meaning of Section 14.1 of the MajorCo Partnership Agreement. Upon the termination of this Agreement, the rights granted hereunder to all permitted sublicensees of LICENSEE shall likewise terminate, and all sublicenses shall so provide.

          Section 14.2. Events of Termination. If any of the following events
                        ---------------------
shall occur with respect to LICENSEE, each such occurrence shall be deemed an "Event of Termination":

          (a) Bankruptcy. The occurrence of a "Bankruptcy" with respect to
              ----------
LICENSEE. For this purpose, "Bankruptcy" means a "Voluntary Bankruptcy" or an "Involuntary Bankruptcy." A "Voluntary Bankruptcy" means the inability of a Party generally to pay its debts as such debts become due, or an admission in writing by such Party of its inability to pay its debts generally or a general assignment by such Party for the benefit of creditors; the filing of any petition or answer by such Party seeking to adjudicate it a bankrupt or insolvent, or seeking for itself any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Party or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Party or for any substantial part of its property; or corporate action taken by such Party to authorize any of the actions set forth above. An "Involuntary Bankruptcy" means without the consent or acquiescence of a Party, the entering of an order for relief or approving a petition for relief or reorganization or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Party which petition shall not be dismissed within ninety (90) days, or, without the consent or acquiescence of such Party, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Party or of all or any substantial part of the property of such Party which order shall not be dismissed within ninety (90) days.

          (b) Breach of Agreements. LICENSEE fails to perform in accordance with
              --------------------
any of the material terms and conditions contained herein in any material respect.

          (c) Material Misrepresentation. LICENSEE breaches any material
              --------------------------
representation or warranty of LICENSEE made in Section 5.2 or Article 7 in any material respect.

          Section 14.3. LICENSOR'S Right to Terminate Upon Event of Termination.
                        -------------------------------------------------------
LICENSOR may, at its option, without prejudice to any other remedies it may have, terminate this Agreement by giving written notice of such termination to LICENSEE as follows: (a) immediately, upon the occurrence of any Event of Termination pursuant to Section 14.2(a) with respect to LICENSEE; or (b) after the expiration of thirty (30) days from LICENSEE's receipt of written notice from LICENSOR of the occurrence of any Event of Termination pursuant to Sections 14.2(b) or 14.2(c), if such failure to perform or breach is then still uncured, provided that if such failure to perform or breach is of such a nature that it
- - --------
cannot reasonably be cured within such thirty (30) day cure period, but is curable and LICENSEE in good faith begins efforts to cure it within such thirty
(30) day period and continues diligently to do so, LICENSEE shall have a reasonable additional period thereafter to effect the cure (which shall in no event exceed an additional ninety (90) days); or (c) immediately upon the repeated or continuing occurrence of Events of Termination pursuant to Section 14.2(b) (regardless of whether such continuing failures to perform or breaches have been cured by LICENSEE in accordance with the provisions of clause (b) of this Section 14.3).

          Section 14.4. LICENSEE'S Right to Terminate. LICENSEE may, at its
                        -----------------------------
option, without prejudice to any other remedies it may have, terminate this Agreement by giving written notice of such termination to LICENSOR as follows:
(a) immediately, in the event that LICENSOR abandons the Licensed Mark or otherwise ceases to support the Licensed Mark in LICENSOR's business; or (b) immediately, in the event of the occurrence of a Bankruptcy with respect to LICENSOR; or (c) after the expiration of thirty (30) days from LICENSOR's receipt of written notice from LICENSEE of the occurrence of a material breach of LICENSOR's representations and warranties under Section 6.1, if such breach is then still uncured, provided that if such breach is of such a nature that it
                       --------
cannot reasonably be cured within such thirty (30) day cure period, but is curable and LICENSOR in good faith begins efforts to cure it within such thirty
(30) day period and continues diligently to do so, LICENSOR shall have a reasonable additional period thereafter to effect the cure (which shall in no event exceed an additional ninety (90) days); or (d) after the expiration of thirty (30) days from LICENSOR's receipt of written notice from LICENSEE of the occurrence of a breach by LICENSOR of its covenants under Sections 2.1, 2.2, 6.2, or 15.3, if such breach would restrict or interfere in any material respect with the exercise by LICENSEE of the rights granted to LICENSEE hereunder and such breach is then still uncured, provided that if such breach
                                   --------
is of such a nature that it cannot reasonably be cured within such thirty (30) day cure period, but is curable and LICENSOR in good faith begins efforts to cure it within such thirty (30) day period and continues diligently to do so, LICENSOR shall have a reasonable additional period thereafter to effect the cure (which shall in no event exceed an additional ninety (90) days); or (e) immediately upon the repeated or continuing occurrence of breaches by LICENSOR of its covenants under Sections 2.1, 2.2, 6.2, or 15.3, if such breaches would restrict or interfere in any material respect with the exercise by LICENSEE of the rights granted to LICENSEE hereunder, regardless of whether such continuing breaches have been cured by LICENSOR in accordance with the provisions of clause
(d) of this Section 14.4.

          Section 14.5. Right to Terminate upon Transfer of LICENSOR's Interest
                        -------------------------------------------------------
in LICENSEE. In addition to the rights specified in this Article 14, each of the
- - -----------
Parties will have the right to terminate this Agreement in the event that a Controlled Affiliate of Sprint Parent (as defined in the MajorCo Partnership Agreement) ceases to own any equity interest in LICENSEE or its successor, if a Liquidating Event (within the meaning of the MajorCo Partnership Agreement) has not otherwise occurred, subject to the right of LICENSEE to extend the term hereof for one (1) year following receipt of notice from LICENSOR of its election to terminate this Agreement pursuant to this Section 14.5.

          Section 14.6. Effects of Termination. Upon the termination of this
                        ----------------------
Agreement for any reason, all rights of LICENSEE in and to the Licensed Mark in the Territory shall cease within thirty (30) days following the date on which this Agreement terminates (except in the case of a termination resulting from an Event of Termination described in Section 14.2(b) or (c), in which case such rights to use the Licensed Mark will terminate immediately upon the date of termination); provided, however, that LICENSEE may thereafter sell, transfer or otherwise dispose of any Related Equipment and Premium and Promotional Items that are then in LICENSEE's inventory (or which LICENSEE has purchased or is then legally obligated to purchase) for an additional reasonable period not to exceed three (3) months. LICENSEE's right of disposal under this Section 14.6 shall not prohibit LICENSOR from granting to third parties during the disposal period licenses and other rights with respect to the Licensed Mark. The provisions of Articles 4, 5, 6, 7 and 9 will survive any termination of this Agreement.


                                  ARTICLE 15
                            ALIGNMENT; SUBLICENSING

          Section 15.1. LICENSEE Right to Assign. LICENSEE, without the prior
                        ------------------------
written consent of LICENSOR (in its sole discretion), shall have no right to assign any of its rights or obligations hereunder.

           Section 15.2. LICENSOR Right to Assign the Licensed Mark. Nothing
                         ------------------------------------------
herein shall be construed to limit the right of the LICENSOR to transfer or assign its interests in the Licensed

Mark, subject to the agreement of the assignee to be bound by the terms and conditions of this Agreement.

          Section 15.3.  Licenses to Additional Licensees.
                         --------------------------------

          (a) Sublicenses; Licenses to Additional Licensees. LICENSEE shall not
              ---------------------------------------------
sublicense (or attempt to sublicense) any of its rights hereunder without the prior written consent of LICENSOR, in the sole discretion of LICENSOR; provided, however, that LICENSOR shall, at the request of LICENSEE, grant to any Additional Licensee proposed by LICENSEE, a non-exclusive license to (i) use the Licensed Mark in connection with the marketing, promotion, advertisement, distribution, lease and sale of Authorized Products and Services and Premium and Promotional Items in the Territory, and (ii) market, promote, advertise, distribute and resell and lease Related Equipment (including Related Equipment bearing the Licensed Mark that has been manufactured by vendors authorized by LICENSOR for such purpose) in connection with the marketing, promotion, advertisement, distribution, lease or sale by such Additional Licensee of Authorized Products and Services, and to furnish services relating to such Related Equipment (including installation, repair and maintenance of Related Equipment), under the Licensed Mark. For purposes hereof, the term "Additional Licensee" shall include Wireless Affiliates, distributors and sales agents of LICENSEE'S Authorized Products and Services and manufacturers of Related Equipment and Premium and Promotional Items. LICENSOR shall grant such license to any Additional Licensee so designated by LICENSEE, provided that such Additional Licensee satisfies the applicable standards for Additional Licensees established and revised from time to time by LICENSOR and then generally in effect.

          (b) Compliance by Additional Licensees. LICENSEE shall act as
              ----------------------------------
LICENSOR's agent in enforcing the terms and conditions of the licenses granted by LICENSOR to Additional Licensees at the request of LICENSEE as contemplated under Section 15.3(a) above. LICENSEE shall be responsible for ensuring compliance by such Additional Licensees with the terms and conditions of such licenses, and LICENSEE shall be responsible for the expenses incurred in connection with ensuring such compliance. LICENSEE shall promptly notify LICENSOR of any breach or alleged breach of the terms of the license by any such Additional Licensee.

          (c) Termination of Licenses to Additional Licensees. Subject to
              -----------------------------------------------
Section 14.6, all licenses granted by LICENSOR to Additional Licensees as contemplated under this Section 15.3 will terminate simultaneously with the termination of this Agreement, and all such licenses shall so provide.


                               ARTICLE 16
                              MISCELLANEOUS

          Section 16.1. Notices. Any notice, payment, demand, or communication
                        -------
required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile (with acknowledgment received), charges prepaid and addressed as specified in Exhibit C, or to such other address or
                                      ---------
number as such Party may from time to time specify by written notice to the other Party in accordance with the provisions of this Section 16.1. All notices and other communications given to a Party in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

          Section 16.2. Binding Effect. Except as otherwise provided in this
                        --------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, transferees, and assigns.

          Section 16.3. Construction. This Agreement shall be construed simply
                        ------------
according to its fair meaning and not strictly for or against any Party.

          Section 16.4. Time. Time is of the essence with respect to this
                        ----
Agreement.

          Section 16.5. Table of Contents; Headings. The table of contents and
                        ---------------------------
section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

          Section 16.6. Severability. Every provision of this Agreement is
                        ------------
intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability shall not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the Parties, the Parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

          Section 16.7. Further Action. Each Party, upon the reasonable request
                        --------------
of the other Party, agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the intent and purposes of this Agreement.

          Section 16.8. Governing Law. The internal laws of the State of New
                        -------------
York (without regard to principles of conflict of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties.

          Section 16.9. Counterpart Execution. This Agreement may be executed in
                        ---------------------
any number of counterparts with the same effect as if all the Parties had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

          Section 16.10. Specific Performance. Each Party agrees with the other
                         --------------------
Party that the other Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the nonbreaching Party may be entitled, at law or in equity, the nonbreaching Party shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

          Section 16.11. Entire Agreement. The provisions of this Agreement set
                         ----------------
forth the entire agreement and understanding between the Parties as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the Parties relating to the subject matter hereof.

          Section 16.12. Limitation on Rights of Others. Nothing in this
                         ------------------------------
Agreement, whether express or implied, shall be construed to give any Party other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

          Section 16.13. Waivers; Remedies. The observance of any term of this
                         -----------------
Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any Party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

          Section 16.14. Jurisdiction; Consent to Service of Process.
                         -------------------------------------------
          (a) Each Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each Party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

          (b) Each Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern District of New York. Each Party hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such Party.

          (c) Each Party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to this Agreement, provided
                                                                      --------
that such service shall be deemed to have been given only when actually received by such Party. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

          Section 16.15. Waiver of Jury Trial. Each Party waives, to the fullest
                         --------------------
extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Agreement.

          Section 16.16. Consents. Whenever this Agreement requires or permits
                         --------
consent by or on behalf of a Party, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Section 16.13, with appropriate notice in accordance with Section 16.1 of this Agreement.

      IN WITNESS WHEREOF, the Parties hereto have duly executed under seal and delivered this Amended and Restated Sprint Trademark License Agreement, as of the day and year first above written.


                              LICENSOR:

                              SPRINT COMMUNICATIONS COMPANY, L.P.


                              By: /s/ J. Richard Devlin
                                  -------------------------------------------
                                    Name:
                                    Title:



                              LICENSEE:

                              MAJORCO, L.P.


                              By:  /s/ Ronald T. LeMay
                                  -------------------------------------------
                                    Name:
                                    Title:

                            EXHIBIT A
                            ---------


            WIRELESS EXCLUSIVE SERVICES; NON-EXCLUSIVE
                       SERVICES; EXCLUDED BUSINESSES
            -------------------------------------------

I.   Wireless Exclusive Services
     ---------------------------

     "Wireless Exclusive Services" shall mean all wireless communications services that use radio spectrum for cellular, PCS, ESMR, paging, mobile telecommunications and any other voice or data wireless services, whether fixed or mobile, conducted in the United States of America, including all territories and possessions thereof except for Puerto Rico, but shall not include the provision of video wireless services, the provision of satellite or broadband microwave transmission services, the Non-Exclusive Services and the Excluded Businesses.

     The Wireless Exclusive Services are not restricted by form (e.g., analog or
                                                                 ----
digital), method of origination (e.g., voice, data, telemetry, etc.), or the
                                 ----
content transmitted by the customer.

     Wireless Exclusive Services will be provided by the Partnership only within Wireless Local Service Areas except as permitted by Section III.1. of this
Schedule 1.10(a).


II.  Non-Exclusive Services
     ----------------------

     The following services are "Non-Exclusive Services":

          1. Incidental services to the other services of the Partnership including billing services and the installation, maintenance, repair, sale or lease of customer premises equipment or customer controlled equipment.

          2.   500 Services.

          3. Meeting services, such as video or other teleconferencing in which the provider does not create nor resell the content of such service.

          4. Server-based content services customarily provided by local exchange telephone companies, initially consisting of directory assistance, operator service, time, temperature and similar information services that are voice only and TDD relay. The Partners may (by Unanimous Vote of the Partnership Board) revise such list of server-based content services from time to time to reflect additional services customarily offered by local exchange telephone companies.

          5. Incidental data services to support signaling, billing and system diagnostics and management for audio/video connectivity.

          6. Incidental audio/video content (e.g., logos, customer service, sales), as determined by a Unanimous Vote of the Partnership Board, that are directly related to the provision of video telephony.

          7. Enhanced services such as voice mail, e-mail, facsimile store and forward.

          8. Video telephony enhanced services, such as video mail, store and forward, and customer service, but excluding any such enhanced service that is an Excluded Business (including, without limitation, under any of clauses 3., 4. or 5. of Section III of this Schedule 1.10(a)).

          9. Construction and lease or sale of telecommunications facilities to others.

          10. The provision of products or services that are ancillary value-added additions to a Wireless Exclusive Service and which does not itself require an FCC license (including, but not limited to, operator services, location services and weather, sports and other information services).


III. Excluded Businesses
     -------------------

     The following activities are "Excluded Businesses":

          1. Wireless calls originating in a Wireless Local Service Area and terminating outside of such Wireless Local Service Area except:

               a. If Wireless calls are generally subject to Equal Access but the Partnership is permitted to provide and transport Wireless calls on its interconnected wireless network without regard to Equal Access boundaries, then the Partnership may provide and transport such Wireless calls using its interconnected wireless network.

               b. If Wireless calls are not generally subject to Equal Access, the Partnership is permitted to provide such inter-Wireless Local Service Area call within the boundaries of an extended calling area offering if the transport required for the Partnership to provide the inter-Wireless Local Service Area portion of the call is provided by Sprint

                    Parent and its Controlled Affiliates pursuant to Section 8.4 of the Partnership Agreement (Preferred Provider); provided,
                                                                       --------
                    however, to the extent that Sprint Parent and its Controlled
                    -------
                    Affiliates fail to provide to the Partnership such inter-Wireless Local Service Area transport pursuant to Section
                    8.4 of the Partnership Agreement at a price equal to the lower of (i) the best unit price at which comparable transport services are then being made available by Sprint Parent and its Controlled Affiliates to unaffiliated third parties irrespective of volume, or (ii) the price at which the Partnership could obtain such transport services from an unaffiliated third party provider then the Partnership shall be entitled to obtain such transport services from an unaffiliated third party provider on terms no less favorable to the Partnership than the terms offered to the Partnership by Sprint Parent and its Controlled Affiliates. Thus, the parties intend that if the Partnership has two Wireless Local Service Areas and calls between such areas are not subject to Equal Access, then the Partnership may acquire interconnection between such areas in accordance with the preceding sentence (and thereby provide such inter-Wireless Local Service Area calls). Consequently the Partnership could provide an extended calling area, but the facilities of Sprint Parent (or, if applicable, such third party provider) and its Controlled Affiliates would be used for the transport required for the Partnership to provide the inter-Wireless Local Service Area portion of the calls between the Wireless Local Service Areas.

          2.   Intentionally omitted.

          3. The provision of entertainment and, except to the limited extent permitted under Non-Exclusive Services, other content-based services.

          4. The provision or transport of wireline services using unidirectional transmission capacity.

          5. The provision or transport of wireline services using unequal bidirectional transmission capacity.

          6. The self provisioning of transport of intra-Wireless Local Service Area 75 Mile Plus Calls, whether by dedicated or switched facilities, unless such transport can be accomplished at costs less than the prices available from Sprint under Section 8.4 of the Partnership Agreement.

IV.  Definitions
     -----------

     As used in this Exhibit:

          1. The term "Equal Access" shall mean a requirement imposed by law or regulation whereby an end user is granted the right to designate the interexchange carrier of the end user's choice on a presubscribed basis for calls traveling outside a local service area within which the Partnership is not otherwise obligated to provide the end user with a choice of interexchange carriers.

          2. The term "ESMR" means any commercial mobile radio service, and the resale of such service, authorized under the rules for Specialized Mobile Radio services designated under Subpart S of
               Part 90 of the FCC's rules in effect on the date hereof, including the networking, marketing, distribution, sales, customer interface and operations functions relating thereto.

          3. The term "LATA" means a Local Access and Transport Area established pursuant to the criteria set forth in Section 4(g) of the MFJ, as approved in United States v. Western Electric
                                       ---------------------------------
               Company, Inc., et al., 569 F. Supp. 990 (D.D.C. 1983), and as
               -------------
               amended by subsequent orders, regardless of whether the LATA boundaries continue to be applied in future governmental regulation of the wireline telecommunications industry. In the event of the cessation of use of LATA boundaries by a telecommunications governmental regulation or court order, then the LATA boundaries in effect at the time of cessation of such use shall be deemed to be the LATA boundaries for purposes of this Agreement.

          4. The term "PCS" means any radio communications service authorized under the rules for personal communications services designated as Subpart E of Part 24 of the FCC's rules in effect on the date hereof, or any revision thereto or successor thereof which may be in effect from time to time, including the network, marketing, distribution, sales, customer interface and operations functions relating thereto.

          5. The term "Rate Center" means a point within a geographic area designated by the Partnership as the Rate Center and shall be used for measuring distances to and from such geographic area. Each geographic area shall have one Rate Center. The Rate Center shall be near the geographic center of the geographic area.

          6. The term "75 Mile Plus Calls" means calls between end users whose Rate Centers are greater than 75 miles apart.

          7. The term "Wireless" means telecommunications made through radio spectrum for cellular, PCS, ESMR, paging and mobile telecommunications.

          8.   The term "Wireless Local Service Area" shall mean the following:

               a. If Partnership Wireless calls are subject to Equal Access then the service area in which calls are not subject to Equal Access, but if such service area would be smaller than a LATA, then such Wireless Local Service Area will be the LATA.

               b. If Partnership Wireless calls are not subject to Equal Access then the service area in which the Partnership can complete calls on an interconnected wireless network. The interconnected wireless network shall consist of the wireless switches and the dedicated connections between such switches which the Partnership may use to complete calls. The Wireless Local Service Area may be expanded if the initial Wireless Local Service Areas place the Partnership at a competitive disadvantage.

                                   EXHIBIT B
                                   ---------


                            ARBITRATION PROCEDURES


Any dispute arising under Section 3.1 that has not been resolved by negotiation within the time periods provided in Section 3.1(d) shall be finally settled by arbitration conducted expeditiously in accordance with the rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1 et seq. The location of the arbitration shall be New
                            ------
York City, New York, or such other location agreed upon by the Parties. If the Parties have not mutually agreed upon a single arbitrator prior to the delivery of the Briefs in accordance with Section 3.1(d), then within ten (10) days following delivery of the Briefs, each Party will designate in writing an arbitrator who satisfies the requirements specified in Section 3.1(d). The two arbitrators so designated by the Parties will meet within twenty (20) days following delivery of the Briefs in order to select a single arbitrator who satisfies the requirements specified in Section 3.1(d), and the arbitrator so selected will act as the arbitrator as provided in Section 3.1(d).

                                   EXHIBIT C
                                   ---------


                               NOTICE PROVISIONS


     Notices provided for in Section 16.1 of the Agreement shall be addressed as follows:



          (a)  If to the LICENSOR, as follows:

               Sprint Communications Company, L.P.
               8140 Ward Parkway
               Kansas City, Missouri  64114
               Attention: Vice President-Law: Business
                           and Technology Group
               Facsimile: 913-624-5234


               with a copy to:

               King & Spalding
               191 Peachtree Street
               Atlanta, GA 30303-1763
               Attention: Bruce N. Hawthorne, Esq.
               Facsimile: 404-572-5100


          (b)  If to the LICENSEE, as follows:


               MajorCo, L.P.
               c/o Sprint Telecommunications Venture
               4717 Grand
               Kansas City, MO 64112
               Attention: General Counsel
               Facsimile: 816-559-2281